UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     July 19, 2016

DATAWATCH CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19960	02-0405716
(Commission File Number)	(IRS Employer Identification No.)

4 Crosby Drive Bedford, Massachusetts	01730
(Address of Principal Executive Offices)	(Zip Code)

(978) 441-2200

(Registrant’s Telephone Number, Including Area Code)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On July 20, 2016, Datawatch Corporation issued a press release reporting its financial results for its quarter ended June 30, 2016. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

The information contained in this Item 2.02, including in Exhibit 99.1 attached hereto and incorporated herein by reference, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibits shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Datawatch, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Ken Tacelli as Senior Vice President of Worldwide Sales

On July 19, 2016, Ken Tacelli was appointed as Datawatch’s Senior Vice President of Worldwide Sales, effective July 19, 2016.

Mr. Tacelli, age 47, has served in a number of capacities in both large and small companies alike. Prior to his appointment as Senior Vice President of Worldwide Sales of Datawatch on July 19, 2016, Mr. Tacelli served as Vice President, North America Sales for Datawatch since April 25, 2016. From 2015 to 2016, Mr. Tacelli served as a Senior Vice President of Content Sales at Skillsoft. From 2013 to 2015, Mr. Tacelli served as a Senior Vice President at OpenText within the World Wide Enterprise Sales Division. From 2011 to 2013, Mr. Tacelli served as a Vice President of CA Technologies, including North American Growth to Market Sales.

The selection of Mr. Tacelli to serve as Senior Vice President of Worldwide Sales was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Tacelli and any director or other executive officer of Datawatch and there are no related persons transactions between Datawatch and Mr. Tacelli reportable under Item 404(a) of Regulation S-K.

Mr. Tacelli will be employed by Datawatch on an at-will basis and will receive an annualized salary of $300,000. Mr. Tacelli will additionally be eligible for an annual targeted commission bonus of $200,000 under Datawatch’s fiscal 2016 Corporate Officers Compensation Plan, based on whether Datawatch fiscal 2016 financial plan goals for revenue and net income are met. In connection with his appointment, Datawatch’s Compensation and Stock Committee granted Mr. Tacelli 75,000 restricted stock units for shares of Datawatch’s common stock (“RSUs”), such award to vest in three equal tranches on the first, second and third anniversary of May 1, 2016. In the event of a change in control of Datawatch, the vesting of all of Mr. Tacelli’s RSUs will accelerate in full. As an employee of Datawatch, Mr. Tacelli will continue to be eligible to participate in the benefits offered to Datawatch’s employees generally, including medical and dental coverage, life and long-term disability insurance, and Datawatch’s 401(k) profit sharing plan.

On July 19, 2016, Datawatch entered into an executive severance agreement with Mr. Tacelli (the “Severance Agreement”). The Severance Agreement provides that in the event that Datawatch terminates Mr. Tacelli’s employment for reasons other than for “Cause” (as defined in the Severance Agreement) or Mr. Tacelli elects to terminate his employment with Datawatch for “Good Reason,” Mr. Tacelli is entitled to severance payments equal in the aggregate to his then current annual base salary, payable on a monthly basis for six months following his termination date.

A copy of the Severance Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Severance Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to such document.

On July 20, 2016, Datawatch issued a press release regarding Mr. Tacelli’s appointment as Senior Vice President of Worldwide Sales. The press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

The following Exhibit is furnished as part of this report:

Exhibit No.	Description

10.1	Severance Agreement, by and between Datawatch Corporation and Ken Tacelli, dated July 19, 2016.

99.1	Press release issued by Datawatch Corporation, dated July 20, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAWATCH CORPORATION

By: /s/ James Eliason
Name: James Eliason
Title: Chief Financial Officer

Date: July 25, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Severance Agreement, by and between Datawatch Corporation and Ken Tacelli, dated July 19, 2016.

99.1	Press release issued by Datawatch Corporation, dated July 20, 2016.